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                                                                EXHIBIT 10.7(K)

                            REORGANIZATION AGREEMENT

                    AGREEMENT OF PURCHASE AND SALE OF STOCK

I.   INTRODUCTION

     A.   Introductory Clause

     This agreement is made as of 12-31-97 at San Jose, California,among Compressent ("Buyer"), a Florida corporation, having its principal office at 2105 Hamilton Ave., Suite 140, San Jose, CA 95125; List of SOFTLINK SHAREHOLDERS (collectively referred to as "Shareholders"), Softlink, Inc. (Corporation), a California Corporation, having its principal office at 1621 W. El Camino Real, Suite #22, Mountain View, CA 94040-2452. Shareholders, and Corporation, are collectively referred to in this agreement as Selling Parties.

     B.   Recitals
          Shareholders have represented that collectively, they own all the outstanding stock of Corporation. Buyer desires to purchase from Shareholders and shareholders desire to sell to Buyer all the outstanding stock of Corporation (the "Shares"); Corporation desires that this transaction be consummated. Buyer, Shareholders and Corporation enter into this transaction with the purpose of having Corporation become a wholly owned subsidiary of Buyer. In consideration of the mutual covenants, agreements, representations, and warranties contained in this agreement, the parties agree as follows:

     C.   Tax-Free Reorganization

     Compressant and Softlink adopt this agreement as a plan for reorganization under Section 368(a)(1)(B) of the Internal Revenue Code.

     D.   Plan of Reorganization

     The Shareholders are the owners of all the issued and outstanding stock of Softlink, which consists of 4,059,449 shares of common stock. It is the intention of the parties hereto that all of the issued and outstanding capital stock of Softlink shall be acquired by Buyer in exchange solely for its voting stock.

II.  ARTICLE ONE: PURCHASE AND SALE OF SHARES

     A.   Sale and Transfer of Shares


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        Subject to the terms and conditions set forth in this agreement, on the
Closing Date, Shareholders will transfer and convey the Shares to Buyer, and Buyer will acquire the Shares from Shareholders.

        B.      Exchange of Shares

        Compresent and the Shareholders agree that all of the 4,059,449 shares of Softlink shall be exchanged with compresent for shares of the common stock of Compressent. The following numbers of Compressent common shares will, on the closing date, as hereinafter defined, be delivered to the individual Shareholders in exchange for their Softlink shares as hereinafter set forth:


                                                   No. of Compressent Corporation
        Shareholder        N. of Softlink Shares         shares to be issued
        -----------        ---------------------   -----------------------------

        Johnson Lee             1,525,000

        Edmund Leung            1,525,000

        Kwok Kit Yu                85,000

        William Lau               110,000

        Audric Chong               26,000

        Hilda Li                    5,000

        Stephen Wai                60,000

        Sam Sasaki                 10,000

        M & C Consulting            6,000

        Joahua Lau                 67,000

        Van Quach                  53,333

        Chi-Fai Leung              20,000

        Tommy Lee                  13,600

        Austin Hills              374,145

        Neddie Postohica           20,000



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        Commercial Scientific   158,594
        Corporation

        Such shares shall be issued in certificates of such denominations, amounts, and names as may be requested by the respective Shareholders.

        Each certificate of Compressent will bear the following legend:

        "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT RELATING TO SUCH ACT, PROVIDED THAT, IF REQUESTED BY THE COMPANY, AN OPTION OF COUNSEL REASONABLY SATISFACTORY IN FORM AND SUBSTANCE IS FURNISHED TO THE COMPANY THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE."

        C.      DELIVERY OF SHARES

                On the closing date, the Shareholders will deliver certificates for the shares of Softlink duly endorsed with signatures guaranteed and with documentary stamps affixed at the Shareholders' expense of the Compressent shares, on which documentary stamp faxes will be paid by Compressent will be made to the Shareholders as above set forth. Delivery will be made at such place as may be determined by the Parties. Time is of the essence.



III.    ARTICLE TWO:  REPRESENTATIONS AND WARRANTIES OF SELLING PARTIES

        Selling Parties, jointly and severally, represent and warrant that:

        A.      ORGANIZATION, STANDING, AND QUALIFICATION OF CORPORATION

                Corporation is a corporation duly organized, validly existing, and in good standing under the laws of the State of California and has all necessary corporate powers to own its properties and to operate its business as now owned and operated by it. Neither the ownership of its properties nor the nature of its business requires Corporation to be qualified in any jurisdiction other than where the Corporation was incorporated.

        B.      STOCK OF CORPORATION

                1.      CAPITAL STRUCTURE


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     The authorized capital stock of Corporation consists of 100,000,000 shares of common stock, with no par value of which 4,059,449 shares (the "Shares") are issued and outstanding. All the Shares are validly issued, fully paid, and nonassessable, and such shares have been so issued in full compliance with all federal and state securities laws. There are no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating Corporation to issue or to transfer from treasury any additional shares of its capital stock of any class.

     2.   TITLE TO SHARES

     Shareholders are the owner, beneficially and of record, of all the Shares free and clear of all liens, encumbrances, security agreements, equities, options, claims, charges, and restrictions. Shareholder has full power to transfer the Shares to Buyer without obtaining the consent or approval of any other person or governmental authority.

     C.   FINANCIAL STATEMENTS

     Exhibit Two (2) to this agreement sets forth unaudited consolidated and consolidating balance sheets of Corporation as of November 30, 1997, and November 30, 1997, together with related unaudited consolidated and consolidating statements of income and retained earnings, certified by the Certified Public Accountant for the Corporation as accurately reflecting the financial condition of Corporation for those periods and accurately reflecting all information normally reported to Corporation's independent public accountants for the preparation of Corporation's financial statements. The financial statements in Exhibit Two (2) are referred to as the financial statements. The financial statements have been prepared in accordance with generally accepted accounting principles consistently followed by Corporation throughout the periods indicated, and fairly present the financial position of Corporation as of the respective dates of the balance sheets included in the financial statements, and the results of its operations for the respective periods indicated.

     D.   ABSENCE OF SPECIFIED CHANGES

     Since November 30, 1997 there has not been any:

          (1) Transaction by Corporation except in the ordinary course of business as conducted on that date;

          (2)    Capital expenditure by Corporation exceeding $20,000;

          (3) Material adverse change in the financial condition, liabilities, assets, business, or prospects of Corporation;

          (4) Destruction, damage to, or loss of any asset of Corporation (whether nor not covered by insurance) that materially and adversely affects the financial condition, business, or prospects of Corporation;



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          (5)    Change in accounting methods or practices (including, without limitation, any change in depreciation or amortization policies or rates) by Corporation;

          (6)    Revaluation by Corporation of any of its assets;

          (7) Declaration, setting aside, or payment of a dividend or other distribution in respect to the capital stock of Corporation, or any direct or indirect redemption, purchase, or other acquisition by Corporation of any of its shares of capital stock;

          (8) Increase in the salary or other compensation payable or to become payable by Corporation to any of its officers, directors, or employees, or the declaration, payment, or commitment of obligation of any kind for the payment, by Corporation or Subsidiary of a bonus or other additional salary or compensation to any such person;

          (9) Sale or transfer of any asset of Corporation, except in the ordinary course of business;

          (10) Amendment or termination of any contract, agreement, or license to which corporation is a party, except in the ordinary course of business;

          (11) Loan by Corporation to any person or entity, or guaranty by Corporation or Subsidiary of any loan;

          (12) Mortgage, pledge, or other encumbrance of any asset of Corporation;

          (13) Waiver or release of any right or claim of Corporation, except in the ordinary course of business;

          (14) Commencement or notice or threat of commencement of any civil litigation or any governmental proceeding against or investigation of Corporation or the affairs of either of them;

          (15) Labor trouble or claim of wrongful discharge or other unlawful labor practice or action;

          (16) Issuance or sale by Corporation of any shares of its capital stock of any class, or of any other of its securities;

          (17) Agreement by Corporation to do any of the things described in the preceding clauses (1) through (16); or



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          (18) Other event or condition of any character that has or might reasonably have a material and adverse effect on the financial condition, business, assets, liabilities, or prospects of Corporation.

     E.   ABSENCE OF UNDISCLOSED LIABILITIES

     Corporation has no debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected or reserved against in Corporation's consolidated balance sheet as of November 30, 1997, included in the financial statements, except for (1) those that may have been incurred after the date of that consolidated balance sheet and (2) those that are not required by generally accepted accounting principles to be included in a balance sheet. All debts, liabilities, and obligations incurred after that date were incurred in the ordinary course of business and are usual and normal in amount both individually and in the aggregate.

     F.   TAX RETURNS AND AUDITS

     Within the times and in the manner prescribed by law, Corporation has filed all tax returns required by law and have paid all taxes, assessments, and penalties due and payable. The provisions for taxes reflected in Corporation's consolidated balance sheet as of November 30, 1997, are adequate for any and all required taxes for the period ending on the date of that balance sheet and for all prior periods, whether or not disputed. There are no present disputes as to taxes of any nature payable by Corporation.

     G.   TITLE TO ASSETS

     Corporation has good and marketable title to all their respective assets and interests in assets, whether real, personal, mixed, tangible, or intangible which constitute all the assets and interests in assets that are used in the businesses of Corporation and Subsidiary. All these assets are free and clear of restrictions on or conditions to transfer or assignment, and free and clear of mortgages, liens, pledges, charges, encumbrances, equities, claims, easements, rights of way, covenants, conditions, or restrictions, except for
(1) those disclosed in Corporation's consolidated balance sheet as of November 30, 1997 included in the financial statements, (2) the lien of current taxes not yet due and payable; and (3) possible minor matters that, in the aggregate, are not substantial in amount and do not materially detract from or interfere with the present or intended use of any of these assets or materially impair business operations. Corporation is not in default or in arrears in any material respect under any lease. All real property and tangible personal property of Corporation is in good operating condition and repair, ordinary wear and tear excepted. Corporation is in possession of all premises leased to them from others. Neither Shareholders; nor any officer, director, or employee of Corporation; nor any spouse, child, or other relative of any of these persons, owns, or has any interest, directly or indirectly, in any of the real or personal property owned by or leased to Corporation or any copyrights, patents, trademarks, trade names, or trade secrets licensed by Corporation. Corporation does not occupy any real property in violation of any law, regulation, or decree.


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     H.   COMPLIANCE WITH LAWS

     Corporation has complied in all material respects with all applicable environmental protection laws and regulations and have not been cited for any violation of any such law or regulation. No material capital expenditures will be required for compliance with any applicable laws or regulations now in force relating to the protection of the environment. There is no pending audit known to Selling Parties or any of their officers by any governmental authority with respect to groundwater, soil, or any monitoring; the storage, burial, release, transportation, or disposal of hazardous substances; or the use of underground storage tanks by Corporation or relating to the facilities of Corporation. Corporation does not have any agreement with any third party or local governmental authority relating to any such environmental matter or any environmental cleanup.

     I.   LITIGATION

     There is not pending, or, to the best actual knowledge of Shareholders, and Corporation, threatened, any suit, action, arbitration, or legal administrative, or other proceeding, or governmental investigation against or affecting Corporation, or any of their businesses, assets, or financial condition. Corporation is not in default with respect to any order, writ, injunction, or decree of any federal, state, local or foreign court, department, agency, or instrumentality.

     J.   AGREEMENT WILL NOT CAUSE BREACH OR VIOLATION

     The consummation of the transactions contemplated by this agreement will not result in nor constitute any of the following: (1) a breach of any term or provision of this agreement; (2) a default or any event that, with notice or lapse of time or both, would be a default, breach, or violation of the articles of incorporation or bylaws of Corporation or any lease, license, promissory note, conditional sales contract, commitment, indenture, mortgage, deed of trust, or other agreement, instrument, or arrangement to which Shareholders, or Corporation, is a party or by which any of them or the property of any of them is bound; (3) an event that would permit any party to terminate any agreement or to accelerate the maturity of any indebtedness or other obligation of Corporation; or (4) the creation or imposition of any lien, charge, or encumbrance on any of the properties of Corporation.

     K.   AUTHORITY AND CONSENTS

     Selling Parties have the right, power, legal capacity and authority to enter into, and perform their respective obligations under, this agreement, and no approvals or consents of any persons other than Selling Parties are necessary in connection with it. The execution and delivery of this agreement by Corporation have been duly authorized by all necessary corporate action.

     L.   CORPORATE DOCUMENTS


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     Selling Parties have made reasonably available to Buyer for its examination
(1) copies of the articles of incorporation and bylaws of Corporation; (2) the minute books of Corporation.

     M.    FULL DISCLOSURE

     None of the representations and warranties made by Shareholders, or Corporation, or made in any certificate or memorandum furnished or to be furnished by any of them or on their behalf, contains or will contain any untrue statement of a material fact, or omits to state any material fact necessary to make the statements made, in the light of the circumstances under which they were made, not misleading.

     N.     EXPERIENCE

     Each Shareholder has, from time to time, evaluated investment in new, high technology companies and either individually, has experience in evaluating and investing in new, high technology companies, or will make use of a purchaser representative who has such experience. Each Shareholder has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to Compressent so that they are capable of evaluating the merits and risks of its investment in Compressent, or through other similar experience has the necessary financial knowledge and experience to protect its own interests.

     O.     ACCESS TO INFORMATION

     The Shareholders and its counsel, accountants, and other representatives have had full access to all properties, books, accounts, records, contracts, and documents of or relating to Compressent that the Shareholders would need to inspect in order to make an informed investment decision in Compressent.

     P.     INVESTMENT INTENT

     The Shareholders are acquiring the shares of Compressent for investment purposes and not with an intent to resell or distribute them.

     IV.    ARTICLE THREE: BUYER'S REPRESENTATIONS AND WARRANTIES

     Buying party represents and warrants that:

     A.     GOOD STANDING

     Buyer is a corporation duly organized, existing, and in good standing under the laws of the State of Florida. The Execution and delivery of this agreement and the consummation


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of this transaction by Buyer have been duly authorized, and no further corporate authorization is necessary on the part of a Buyer.

        B.      PROPER APPROVAL AND AUTHORIZATION

        No consent, approval, or authorization of, or declaration, filing, or registration with, any United States federal or state governmental or regulatory authority is required to be made or obtained by Buyer in connection with the execution, delivery, and performance of this agreement and the consummation of the transactions contemplated by this agreement.

        C.      PROPER AUTHORITY

        Buyer has the full right, power and authority to sell, transfer and deliver to the individual Shareholders, in accordance with this Agreement, the shares of Compressent as stated in Section II(A) of this Agreement.

        D.      EXPERIENCE

        Buyer or its officials, from time to time, evaluated investment in new, high technology companies and has experience in evaluating new, high technology companies. The Buyer or its officials has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to Softlink no that they are capable of evaluating the merits and risks of its investment in Softlink, or through other similar experience has the necessary financial knowledge and experience to protect its own interests.

        E.      ACCESS TO INFORMATION

        Buyer and its counsel, accountants and other representatives have had full access to all properties, books, accounts, records, contracts and documents of or relating to Softlink that they the Buyer would need to inspect in order to make an informed investment decision in Softlink.

        F.      ACCREDITED INVESTOR

        Buyer is an "accredited investor" as defined under Regulation D of the 1933 Securities Act.

        G.      INVESTMENT INTENT

        Buyer is acquiring the shares of Softlink for investment purposes and not with an intent to resell or distribute them.

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V.   ARTICLE FOUR: SELLING PARTIES' OBLIGATIONS BEFORE CLOSING

     Selling Parties covenant that from the date of this agreement until the closing:

     A.   BUYER'S ACCESS TO PREMISES AND INFORMATION

     Buyer and its counsel, accountants, and other representatives shall have full access during normal business hours to all properties, books, accounts, records, contracts, and documents of or relating to Corporation. Selling Parties shall furnish or cause to be furnished to Buyer and its representatives all data and information concerning the business, finances, and properties of Corporation that may reasonably be requested.

     B.   CONDUCT OF BUSINESS IN NORMAL  COURSE

     Corporation will carry on their respective businesses and activities diligently and in substantially the same manner as they previously have been carried out and shall not make or institute any unusual or novel methods of manufacture, purchase, sale, lease, management, accounting, or operation that vary materially from those methods used by Corporation as of the date of this agreement.

     C.   PRESERVATION OF BUSINESS AND RELATIONSHIPS

     Corporation will use their best efforts to preserve their respective business organizations intact, to keep available to Corporation and Subsidiary their present officers and employees, and to preserve their present relationships with suppliers, customers, and others having business relationships with them.

     D.   CORPORATE MATTERS

     The Corporation agrees that they will not (1) amend its articles of incorporation or bylaws; (2) issue any shares of its capital stock; (3) issue or create any warrants, obligations, subscriptions, options, convertible securities, or other commitments under which any additional shares of its capital stock of any loss might be directly or indirectly authorized, issued, or transferred from treasury; or (4) agree to do any of the acts listed above.

     E.   MAINTENANCE OF INSURANCE

     Corporation and Subsidiary will continue to carry their existing insurance, subject to variations in amounts required by the ordinary operations of their businesses. At the request of Buyer and at Buyer's sole expense, the amount of insurance against fire and other casualties that, at the date of this agreement, Corporation and Subsidiary carry on any of their properties or in respect of their operations shall be increased by the amount or amounts Buyer shall specify.

     F.   EMPLOYEES AND COMPENSATION

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        Corporation agrees they will not do, or agree to do, any of the following acts: (1) make any change in compensation payable or to become payable by either of them, to any officer, employee, sales agent, or representative; (2) make any change in benefits payable to any officer, employee, sales agent, or representative under any bonus or pension plan or other contract or commitment; or (3) modify any collective bargaining agreement to which either of them is a party or by which either may be bound.

        G.      NEW TRANSACTIONS

        Corporation agrees they will not, without Buyer's consent, enter into any contract, commitment, or transaction not in the usual and ordinary course of its business.

        H.      DIVIDENDS, DISTRIBUTIONS, AND ACQUISITIONS OF STOCK

        Corporation agrees that it will not:

                (1) Declare, set aside, or pay any dividend or make any distribution in respect of its capital stock;

                (2) Directly or indirectly purchase, redeem or otherwise acquire any shares of its capital stock; or

                (3) Enter into any agreement obligating it to do any of the foregoing prohibited acts.

        I.      PAYMENT OF LIABILITIES AND WAIVER OF CLAIMS

        Corporation agrees not to do, or agree to do, any of the following acts: (1) pay any obligation or liability, fixed or contingent, other than current liabilities; (2) waive or compromise any right or claim; or (3) cancel, without full payment, any note, loan, or other obligation owing to Corporation.

        J.      EXISTING AGREEMENTS

        Corporation will not modify, amend, cancel, or terminate any of its existing contracts or agreements, or agree to do any of those acts.

        K.      DOCUMENTATION OF PROCEDURES AND TRADE SECRETS

        At the written request of Buyer, Corporation will document and describe any of their trade secrets, processes, or business procedures specified by Buyer, in form and content satisfactory to Buyer, within a reasonable time period.

        L.      REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING


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        All representations and warranties of Selling Parties set forth in this agreement and in any written statements delivered to Buyer by Selling Parties under this agreement will also be true and correct as of the Closing Date as if made on that date.

        M.      PATENTS, TRADEMARKS, LICENSEES, ETC.

        Exhibit Three (3) lists all patents, trademarks, trademark registrations, trade names, copyrights, know-how and trade secrets which the Company owns or is licensed to use that are necessary for the conduct of its business as now conducted. Except as shown on Exhibit Three (3), the Company is not, to its knowledge, in conflict with or infringing upon any valid patents, trademarks, trade names or copyrights of others. The Company holds or has obtained all governmental permits, licenses, consents, approvals and waivers necessary for the lawful conduct of its business as now conducted. Except as set forth in Exhibit Three (3), the Company is not obligated to pay any royalty in connection with and has not granted any licensees with respect to use of any of said patents, trademarks, trade registrations, trade names, or copyrights. There are no restrictions in any agreements, licenses or franchises, either granted to or obtained by the Company, which would prevent the Company from caring on its present business or any new business except as shown in said Exhibit Three (3). All other intellectual property rights of the Company shall stay with the Company after the Closing.

        The Company has not granted to, or recognized in, any employee or other person, any special right of ownership or use of any of the technology or other rights (including within such term, without limitation, patents, trademarks, copyrights, trade secrets, and other confidential information) used by the Company or represented as owned by the Company.

VI.     ARTICLE FIVE: BUYER'S OBLIGATIONS BEFORE CLOSING

        A.      INFORMATION TO BE HELD IN CONFIDENCE

        Buyer agrees that, unless and until the Closing has been consummated, Buyer and its officers, directors, and other representatives will hold in strict confidence, and will not use to the detriment of Shareholder or Corporation, all data and information with respect to the business of Corporation obtained in connection with this transaction or agrement. If the transactions contemplated by this agreement are not consummated, Buyer will return to Selling parties all that data and information that Selling parties may reasonably request, including, but not limited to, worksheets, test reports, manuals, lists, memoranda, and other documents prepared by or made available to Buyer in connection with this transaction.

VII.    ARTICLE SIX: CONDITIONS PRECEDENT TO BUYER'S PERFORMANCE


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        The obligations of Buyer to purchase the Shares under this agreement are subject to the satisfaction, at or before the closing, of all the conditions set out below in this paragraph. Buyer may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Buyer of any of its other rights or remedies, at law or in equity, if Shareholder or Corporation shall be in default of any of their representations, warranties, or covenants under this agreement.

        A.      ACCURACY OF SELLING PARTIES' REPRESENTATIONS AND WARRANTIES

        Except as otherwise permitted by this agreement, all representations and warranties by each of the Selling Parties in this agreement, or in any written statement that shall be delivered to Buyer by any of them under this agreement shall be true in all material respects on and as of the Closing Date as though made at that time.

        B.      PERFORMANCE BY SELLING PARTIES

        Selling Parties shall have performed, satisfied, and complied in all material respects with all covenants, agreements, and conditions required by this agreement to be performed or complied with by them, or any of them, on or before the Closing Date.

        C.      NO MATERIAL ADVERSE CHANGE

        During the period from November 30, 1997 to the Closing Date, there shall not have been any material adverse change in the financial condition or the results of operations of Corporation or Subsidiary, and neither Corporation nor Subsidiary shall have sustained any material loss or damage to its assets, whether or not insured, that materially affects its ability to conduct a material part of its business.

        D.      CONSENTS

        All necessary agreements and consents of any parties to be consummation of the transactions contemplated by this agreement, or otherwise pertaining to the matters covered by it, shall have been obtained by Selling Parties and delivered to Buyer prior to closing.

        E.      APPROVAL OF DOCUMENTATION

        The form and substance of all certificates, instruments, opinions, and other documents, opinions, and other documents delivered to Buyer under this agreement shall be satisfactory in all reasonable respects to Buyer and its counsel.

VIII.   ARTICLE SEVEN:  CONDITIONS PRECEDENT TO SELLER'S PERFORMANCE




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        The obligations of Shareholders to sell and transfer the Shares under this agreement are subject to the satisfaction, at or before the Closing, of all the following conditions, Shareholders may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Shareholder of any of its other rights or remedies, at law or in equity, if Buyer should be in default of any of its representations, warranties, or covenants under this agreement.

        A.      ACCURACY OF BUYER'S REPRESENTATIONS AND WARRANTIES

        All representations and warranties by Buyer contained in this agreement or in any written statement delivered by Buyer under this agreement shall be true on and as of the Closing Date as though such representations and warranties were made on and as of that date.

        B.      BUYER'S PERFORMANCE

        Buyer shall have performed and complied with all covenants and agreements and satisfied all conditions that it is required by this agreement to perform, comply with, or satisfy before or at the Closing.

        C.      ABSENCE OF LITIGATION

        No action, suit, or proceeding before any court or any government body or authority, pertaining to the transaction contemplated by this agreement or to its consummation, shall have been instituted or threatened on or before the Closing Date.

IX.     ARTICLE EIGHT: THE CLOSING

        A.      TIME AND PLACE

        The delivery and exchange of the Shares as referenced in Sections II
(B)and II (C) (the Closing) shall take place at the offices of Compressent Corporation, located at 2105 Hamilton Ave., Suite 140, San Jose, CA 95825, at 3:00 p.m. local time, on December 30, 1997, or at such other time and place as the parties may agree to in writing (THE CLOSING DATE).

        B.      SELLING PARTIES' OBLIGATIONS AT CLOSING

        At the Closing, Selling Parties shall deliver to Buyer the following instruments, in form and substance satisfactory to Buyer and its counsel, against delivery of the items specified in paragraph C(1) of Article Eight:

                1. A certificate or certificates representing the Shares, registered in the name of each Shareholder, duly endorsed by Shareholder for transfer or accompanied by an assignment of the Shares duly executed by Shareholder, with signatures guaranteed by a bank



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
or trust company, and with all required documentary stock transfer stamps affixed or accompanied by Shareholder's personal check for the amount of these stamps. On submission of that certificate or certificates to Corporation for transfer, Corporation shall issue to Buyer a certificate representing the Shares, registered in the Buyer's name.

                2. The stock books, stock ledgers, minute books, and corporate seals of Corporation and Subsidiary.

        C.      BUYER'S OBLIGATIONS AT CLOSING

        At the Closing, Buyer shall deliver to Shareholders the following instruments and documents against delivery of the items specified in paragraphs B(1) and B(2) or Article Eight.

                1. A certificate or certificates representing the number of shares of Compressent Corporation Common Stock to be issued to each Shareholder in exchange for that Shareholder's shares of Softlink, Inc. common stock, as specified in Article II, Paragraph B of the agreement.

X.      ARTICLE NINE: SELLING PARTIES' OBLIGATIONS AFTER CLOSING

        A.      SELLER'S INDEMNITY

        Shareholders shall indemnify, defend, and hold harmless Buyer against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including interest, penalties, and reasonable attorneys' fees, that it shall incur or suffer, which arise, result from, or relate to any breach of, or failure by Selling Parties to perform, any of their representations, warranties, covenants, or agreements in this agreement or in any schedule, certificate, exhibit, or other instrument furnished or to be furnished by Selling Parties under this agreement. Shareholder's liability under this paragraph shall not, however, exceed the aggregate amount of ____. Notwithstanding any other provision of this agreement, Shareholders shall not be liable to Buyer on any warranty, representation, or covenant made by Selling Parties in this agreement, or under any of their indemnities in this agreement, regarding any single claim, loss, expense, obligation, or other liability that does not exceed _______ provided, however, that when the aggregate amount of all such claims, losses, expenses, obligations, and liabilities not exceeding ________ each reaches ____________, Shareholders shall, subject to the above limitation on their maximum aggregate liability, thereafter be liable in full for all their breaches and indemnities and regarding all those claims, losses, expenses, obligations, and liabilities.


XI.     ARTICLE TEN:  BUYER'S OBLIGATIONS AFTER CLOSING

        A.      BUYER'S INDEMNITY

     Buyer agrees to indemnify and hold harmless Selling Parties against, and in respect of, any and all claims, losses, expenses, costs, obligations, and liabilities may incur by reason of Buyer's breach of or failure to perform any of its warranties, guaranties, commitments, or covenants in this agreement, or by reason of any act or omission of Buyer, or any of its successors or assigns, after the Closing Date, that constitutes a breach or default under, or a failure to perform, any obligation, duty, or liability of any of the Selling Parties under any loan agreement, lease, contract, order, or other agreement to which it is a party or by which it is bound at the Closing Date, but only to the extent to which Buyer expressly assumes these obligations, duties, and liabilities under this agreement.

     B.   REGISTRATION

     Buyer agrees to register one third of the shares of the Compressent stock acquired by the Shareholders when the Buyer next registers shares of the Buyer ("Piggyback Registration"). Buyer will be responsible for the expenses of such Piggyback Registration.

     The Company covenants and agrees as follows:

          (1)  Definitions. For purposes of this Section B:

          a. The term "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document;

          b. The term "Registrable Securities" means one third of the Common Stock of Compressent Corporation issue to each individual shareholder pursuant to this Reorganization agreement; provided, however, that any Registrable Securities sold by an individual shareholder in a transaction in which his or her rights under this Section B are not assigned shall no longer be deemed to be Registrable Securities from and after such sale;

          c. The term "Holder" means any individual shareholder receiving Registrable Securities pursuant to this Reorganization agreement; and

          d. The term "Form S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the Securities and Exchange Commission (the "Commission") which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the Commission.

          e. The term "Securities with Piggyback Rights" means securities of the Company which are entitled upon request to be included in a registration effected by the Company (including a registration statement effected by the Company for shareholders).

          (2) Company Registration. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan, relating to a Rule 145 transaction or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each such Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 8.6 hereof, the Company shall, subject to the provisions of Section 6.8 hereof, cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.

          (3) Expenses of Company Registration. The Company shall bear and pay all costs of the incidental to any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section (2) for each Investor (which right may be assigned as provided in Section 6.13), including (without limitation) all registration, filing, and qualification fees, printers' and accounting fees relating or apportionable thereto and the reasonable fees and disbursements of one (1) counsel for the selling Holders and the Holders will bear and pay their prorata portion of any underwriting discounts and commissions.

          (4) Indemnification. In the event any Registrable Securities are included in a registration statement under this Section B:

          a. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the officers, directors and partners of each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the Securities Exchange Act of 1934, as amended (the 1934 Act), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (a) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (b) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or
(c) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, the 1934 Act or any state securities law; and the Company will reimburse each such Holder, officer, director and partners of each Holder, underwriter or controlling person for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 6.10(1) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld); provided further, however, that, thereforegoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement, alleged untrue statement, omission or alleged omission made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the registration Statement becomes effective or the amended prospectus filed with the Commission pursuant to Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any underwriter if a copy of the Final Prospectus was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Act. The Company shall not be liable under any of the foregoing circumstances for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

     (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter (within the meaning of the Act) for the Company or such other Holders, any person who controls such underwriter, and any other Holder selling securities in such registration statement or any of its directors, officers or partners or any person who controls such Holder, against any losses, claims, damages, or liabilities (joint or several) to which the Company or any such director, officer, partners, controlling person, or underwriter or controlling person, or other such Holder or director, officer or controlling person may become subject, under the Act the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, partner, controlling person, underwriter or controlling person, other Holder, officer, director, partner, or controlling person in connection with investigating or defending any such loss, claim, damage, Liability, or action; provided, however, that the indemnity agreement contained in this Section 6.10(2) shall not apply to amounts paid in settlement is effected without the consent of Holder, which consent shall not be unreasonably withheld.

     (c)     Promptly after receipt by an indemnified party, under this Section
6.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6.10 notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to notify an indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 6.10, but the omission so to notify the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 6.10.

     C.     EMPLOYMENT CONTRACTS

     Messrs Johnson Lee and Edmund Leung will enter into employment contracts whereby Mr. Johnson Lee will assume the position of Vice President of Technology
- BravoMAIL product division and Mr. Edmund Leung will assume the position of Vice President of Engineering - BrovoMAIL product division pursuant to the terms outlined in the employment contracts, which are attached to this agreement as Exhibit Four (4).

XII.   ARTICLE ELEVEN: PUBLICITY

     All notices to third parties and all other publicity concerning the transactions contemplated by this agreement shall be jointly planned and coordinated by and between Buyer and Selling Parties. No party shall act unilaterally in this regard without the prior written approval of the others; however, this approval shall not be unreasonably withheld.

XIII.   ARTICLE TWELVE: COSTS

     A.     FINDER'S OR BROKER'S FEES

     Each party represents and warrants that it has dealt with no broker or finder in connection with any transaction contemplated by this agreement, and, as far as it knows, no broker or other person is entitled to any commission or finder's fee in connection with any of these transactions.

        B.      EXPENSES

        Each party shall pay all costs and expenses incurred or to be incurred by it in negotiating and preparing this agreement and in closing and carrying out the transactions contemplated by this agreement.

XIV.    ARTICLE THIRTEEN: FORM OF AGREEMENT

        A.      EFFECT OF HEADINGS

        The subject headings of the paragraphs and subparagraphs of this agreement are included for convenience only and shall not affect the construction or interpretation of any of its provisions.

        B.      ENTIRE AGREEMENT; MODIFICATION; WAIVER

        This agreement constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties. No supplement, modification, or amendment of this agreement shall be binding unless executed in writing by all the parties. No waiver of any of the provisions of this agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

        C.      COUNTERPARTS

        This agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

XV.     ARTICLE FOURTEEN: PARTIES

        A.      PARTIES IN INTEREST

        Nothing in this agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this agreement on any persons other than the parties to it and their respective successors and assigns, nor is anything in this agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this agreement, nor shall any provision give any third persons any right of subrogation or action over against any party to this agreement.

        B.      ASSIGNMENT

     This agreement shall be binding on, and shall inure to the benefit of, the parties to it and their respective heirs, legal representatives, successors, and assigns; provided, however, that Buyer may not assign any of its rights under this agreement, except to a wholly owned subsidiary corporation of Buyer. No such assignment by Buyer to its wholly owned subsidiary shall relieve Buyer of any of its obligations or duties under this agreement.

XVI. ARTICLE FIFTEEN: REMEDIES

     A.   ARBITRATION.

     Any controversy or claim arising out of, or relating to, this agreement, or the making, performance, or interpretation of it, shall be settled by arbitration in San Francisco, California, under the commercial arbitration rules of the American Arbitration Association then existing, and judgment on the arbitration award may be entered in any court have jurisdiction over the subject matter of the controversy.

     B.   SPECIFIC PERFORMANCE AND WAIVER OF RESCISSION RIGHTS

     Each party's obligation under this agreement is unique. If any party should default in its obligations under this agreement, the parties each acknowledge that it would be extremely impracticable to measure the resulting damages; accordingly, the nondefaulting party or parties, in addition to any other available rights or remedies, may sue in equity for specific performance, and the parties each expressly waive the defense that a remedy in damages will be adequate. Notwithstanding any breach or default by any of the parties of any of their respective representations, warranties, covenants, or agreements under this agreement, if the purchase and sale contemplated by it shall be consummated at the Closing, each of the parties waives any rights that it or they may have to rescind this agreement or the transaction consummated by it; provided, however, that this waiver shall not affect any other rights or remedies available to the parties under this agreement or under the law.

     C.  RECOVERY OF LITIGATION COSTS

     If any legal action or any arbitration or other proceeding is brought for the enforcement of this agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this agreement, the successful or prevailing party or parties shall be entitle to recover reasonable attorneys' fees and other cost incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

     D.   TERMINATION

          1.   CONDITIONS PERMITTING TERMINATION

     Subject to the provisions of Article Eight relating to the postponement of the Closing Date, any party may on the Closing Date terminate this agreement, without liability to any other:

     (a) If any bona fide action or proceeding shall be pending against any party on the Closing Date that could result in an unfavorable judgment, decree, or order that would prevent or make unlawful the performance of this agreement or if any agency of the federal or of any state government shall have objected at or before the Closing Date to this acquisition or to any other action required by or in connection with this agreement;

     (b) If the legality and sufficiency of all steps taken and to be taken by the parties and their shareholders in carrying out this agreement shall not have been approved by counsel as required by this agreement.

     2.   DEFAULTS PERMITTING TERMINATION

     If either Buyer or Selling Parties materially default in the due and timely performance of any of its or their warranties, covenants, or agreements under this agreement, the nondefaulting party or parties may on the Closing Date give notice of termination of this agreement, in the manner provided in Article Seventeen. The notice shall specify with particularity the defaults on which the notice is based. The termination shall be effective five days after the Closing Date, unless the specified default or defaults have been cured on or before this effective date for termination.

     XVIL.     ARTICLE SIXTEEN:  NATURE AND SURVIVAL OF REPRESENTATIONS AND
               OBLIGATIONS

     No representations or warranties whatever are made by any party, except as specifically set forth in this agreement, or in an instrument, certificate, opinion, or other writing provided for in this agreement. All statements contained in any of these instruments, certificates, opinions, or other writings shall be deemed to be representations and warranties under this agreement. The representations, warranties, and indemnities made by the parties in this agreement or in instruments, certificates, opinions, or other writings provided for in the covenants and agreements to be performed or complied with by the respective parties under it before the Closing Date, shall be deemed to be continuing and shall survive the Closing, but shall expire on the first anniversary date following the Closing Date, unless a specific claim in writing with respect to these matters shall have been made, or an action at law or in equity shall have been commenced or filed, before this anniversary date. Nothing in this paragraph shall affect the obligations and indemnities of the parties with respect to covenants and agreements contained in this agreement that are permitted to be performed, in whole or in part, after the Closing Date.

XVIII.    ARTICLE SEVENTEEN:  NOTICES

     All notices, requests, demands, and other communications under this agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the fourth day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

To Selling Parties at: 1621 W. El Camino Real, Suite #22
                       Mountain View, CA 94040-2452

To Buyer at:           2105 Hamilton Ave., Suite 140
                       San Jose, CA 95125

XIX. ARTICLE EIGHTEEN: GOVERNING LAW

     This agreement shall be construed in accordance with, and governed by, the laws of the State of California as applied to contracts that are executed and performed entirely in California.

XX.  ARTICLE NINETEEN: SEVERABILITY

     If any provision of this agreement is held invalid or unenforceable by any court of final jurisdiction, it is the intent of the parties that all other provisions of this agreement be construed to remain fully valid, enforceable, and binding on the parties.

XXI. SIGNATURES

     IN WITNESS WHEREOF, the parties to this agreement have duly executed it on the day and year first above written.


Softlink, Inc.                          Compressent Corporation


/s/ JOHNSON LEE                         /s/ WON GOL CHOI
------------------                      -----------------
Johnson Lee, Pres.                      Won Gol Choi, CEO
                                        12/31/97

* Registration of 450,000 shares in next S-3.
  Edmond & Johnson will have a market standoff until June 1, 1998 on 2/3 of their individual shares.


                                        /s/ E.T. KALINOSKI
------------------                      ------------------
Edmund Leung, Sec.                      E.T. Kalinoski
                                        C.O.B.